22nd CENTURY GROUP, INC.
2010 equity incentive PLAN

STOCK OPTION AGREEMENT

FOR EMPLOYEES

THIS STOCK OPTION AGREEMENT is made as of ______________(the “Effective Date”), between 22nd Century Group, Inc., a Nevada Company with an address at 9530 Main Street, Clarence, New York 14031 (the “Company”) and_________________, an individual residing at ______________________________________________(the “Optionee”).

WHEREAS, the Company has adopted the 22nd Century Group, Inc. 2010 Equity Incentive Plan (the “Plan”), providing for the grant to certain officers, employees, directors, consultants and advisors of the Company or an Affiliate of options to purchase shares of the Company’s Common Stock; and

WHEREAS, the Board has determined that it would be in the best interests of the Company and its shareholders to provide the Optionee with an incentive to remain in the service of the Company and to increase stockholder value by granting him or her an option to purchase Common Stock of the Company.

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth in this Agreement, the parties agree as follows:

SECTION 1. GRANT OF OPTION.

(a)          Option. On the terms and conditions set forth in this Agreement and the Plan, the Company grants to the Optionee, on the Date of Grant, the option to purchase at the Exercise Price the number of Shares set forth below. This Option will be a NQSO or an ISO as designated below.

Number of Shares Subject to Option: __________

Date of Grant: _______________

Exercise Price: _______________

Type of Option:                  ☐ NQSO

                                            ☐ ISO

(b)          Equity Plan. This Option is granted pursuant to the Plan, a copy of which the Optionee acknowledges having received and read. The provisions of the Plan are incorporated into this Agreement by reference. If there is a conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan will govern.

SECTION 2. DEFINITIONS.

(a)          The following terms have the meanings given them below:

(i)          “Cause” means (1) willful misconduct that is materially injurious to the Company; (2) commission of a felony; (3) disclosure of confidential information regarding the Company or its customers; (4) commission of a crime against the Company that is materially injurious to the Company; (5) the material breach of the Optionee’s contractual obligations to the Company; (6) gross negligence in the performance of the Optionee’s duties. Determination of Cause will be made by the Company in its sole discretion.

(ii)         “Code” means the Internal Revenue Code of 1986, as amended.

(iii)        "Date of Grant" means the date of grant of this Option as specified in Section 1 of this Agreement.

(iv)        “Disability” means a mental or physical condition, as determined by the Board or by a licensed practicing physician selected by the Board, that is expected to be permanent or of long and indefinite duration, and that renders the Optionee incapable of performing the Optionee’s duties.

(v)         "Exercise Price" means the amount for which one Share may be purchased upon exercise of this Option, as specified in Section 1 of this Agreement. The Exercise Price will not be less than fair market value of the underlying Shares at the Date of Grant, as determined in accordance with the requirements of Code Section 409A.

(vi)        “ISO” means an Option intended to qualify as an “incentive stock option” under Code Section 422.

(vii)       “NQSO” means a “nonqualified stock option,” or an Option that does not meet the requirements of Code Section 422.

(viii)      "Purchase Price" means the Exercise Price multiplied by the number of Shares with respect to which this Option is being exercised.

(b)          All capitalized terms used but not otherwise defined in this Agreement have the meanings given them in the Plan.

SECTION 3. RIGHT TO EXERCISE.

(a)          Exercisability. Subject to Subsections (b) and (c) below and the other conditions set forth in this Agreement and the Plan, this Option may be exercised with respect to 100% of the Shares subject to the Option on or after ____________________________.

(b)          Partial Exercise. At any time before any exercisable portion of the Option becomes unexercisable under this Agreement, that portion may be exercised in whole or in part, except that the Company is not required to issue fractional Shares.

(c)          Discretionary Acceleration of Vesting. Notwithstanding any other provision of this Agreement, the Board (or the Committee, if applicable) may, in its sole discretion, accelerate vesting and exercisability of the Options if it determines circumstances so warrant. The Optionee will not participate in any decision whether to accelerate the vesting of his or her Option under this provision.

SECTION 4. NO TRANSFER OR ASSIGNMENT OF OPTION.

Except as otherwise provided in this Agreement, this Option and the rights and privileges conferred by this Agreement may not be transferred other than by will or by the laws of descent and distribution. The Option is exercisable during the Optionee’s lifetime only by the Optionee, or by the Optionee’s guardian or legal representative. Neither the Option nor any interest in the Option may be pledged, assigned or sold by the Optionee during the Optionee’s lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment, levy or similar process. The terms of the Plan and this Agreement are binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

SECTION 5. EXERCISE AND PAYMENT.

(a)          Notice of Exercise. The Optionee or the Optionee’s representative may exercise this Option by giving written notice to the Company in a form acceptable to the Company. The notice must specify the election to exercise this Option, the number of Shares for which it is being exercised and the form and amount of payment. The notice must be signed by the person exercising this Option. If this Option is exercised by the representative of the Optionee, the notice must be accompanied by proof (satisfactory to the Company) of the representative’s right to exercise this Option.

(b)          Payment for Shares.

(i)          Cash. All or part of the Purchase Price may be paid in cash or cash equivalents.

(ii)         Surrender of Shares. In the sole discretion of the Board, all or any part of the Purchase Price, plus the amount of any withholding taxes for which such payment is permitted by the Company, may be paid by surrendering, or attesting to the ownership of, Shares that are already owned by the Optionee and that are acceptable to the Board. Those Shares will be surrendered to the Company in good form for transfer and will be valued at their Fair Market Value on the date when this Option is exercised. The Optionee may not surrender, or attest to the ownership of, Shares in payment of the Purchase Price or any withholding taxes if that action would result in adverse accounting consequences for the Company.

(iii)        Exercise/Sale. If Shares are publicly traded, all or part of the Purchase Price and any withholding taxes may be paid by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company.

(iv)        Exercise/Pledge. If Shares are publicly traded, all or part of the Purchase Price and any withholding taxes may be paid by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company.

(c)          Issuance of Shares. After receiving a proper notice of exercise and payment for the Shares, the Company will issue a certificate or certificates for the Shares as to which this Option has been exercised, registered in the name of the person exercising this Option (or in the names of the person and his or her spouse as community property or as joint tenants with right of survivorship). The Company will cause the certificate or certificates to be deposited in escrow or delivered to or upon the order of the person exercising this option.

(d)          Withholding Taxes. If the Company determines that it is required to withhold any tax as a result of the exercise of this Option, the Optionee, as a condition to the exercise of this option, must make arrangements in accordance with the Plan and satisfactory to the Company to enable it to satisfy all withholding requirements.

SECTION 6. TERM AND EXPIRATION.

(a)          Basic Term. This Option will expire on the date that is 10 years after the Date of Grant (five years after the Date of Grant if this Option is designated as an ISO in this Agreement AND Optionee is a 10% Owner-Employee at the Date of Grant).

(b)          Termination of Employment (Other than by Death). If the Optionee’s employment with the Company terminates for any reason other than the Optionee’s death, then the Optionee’s Option will expire on the earliest of the following:

(i)          The expiration date determined under subsection (a) above;

(ii)         The date 90 days after the termination of the Optionee’s employment for any reason other than Cause or Disability;

(iii)        The date of the termination of the Optionee’s employment for Cause; or

(iv)        The date 12 months after the termination of the Optionee’s employment by reason of Disability.

Notwithstanding the provisions of Subsection (b) (ii) above, and subject to Subsection (a) above and the requirements of Code Section 409A, the Board in its sole discretion may permit an Optionee to exercise his or her Option on a date more than 90 days after the termination of the Optionee’s employment for reasons other than Cause, Disability or death. If an Option is exercised after that date, even though this Option may be designated as an ISO in this Agreement, the exercised Option will not qualify for favorable tax treatment as an ISO.

The Optionee may exercise all or part of his or her Option at any time before the expiration of the Option under this Subsection, but only to the extent that the Option had become exercisable before the Optionee’s employment terminated (or became exercisable as a result of the termination). If the Optionee dies after termination of employment but before the expiration of the Optionee’s Option, all or part of the Option may be exercised (prior to expiration) by the executors or administrators of the Optionee’s estate or by any person who has acquired the Option directly from the Optionee by beneficiary designation, bequest or inheritance, or in the case of NQSOs only, by other transfer, if permitted, but in any event only to the extent that the Option had become exercisable before the Optionee’s employment terminated (or became exercisable as a result of the termination).

(c)          Death of Optionee. If an Optionee dies while employed by the Company, then his or her Option expires on the earlier of the following dates:

(i)          The expiration date determined under Subsection (a) above; or

(ii)         The date 12 months after the Optionee’s death.

At any time before the expiration of the Option under the preceding sentence, all or part of the Optionee’s Option may be exercised by the executors or administrators of the Optoionee’s estate or by any person who has acquired the Option directly from the Optionee by beneficiary designation, bequest or inheritance, or in the case of NQSOs only, by other transfer, if permitted, but in any event only to the extent that the Option had become exercisable before the Optionee’s death or became exercisable as a result of death.

(d)          Notice Concerning ISO Treatment. If this Option is designated as an ISO in this Agreement, it ceases to qualify for favorable tax treatment as an ISO to the extent it is exercised after the Optionee has been on a leave of absence for more than 90 days, unless the Optionee’s reemployment rights are guaranteed by statute or by contract.

SECTION 7. LEGALITY OF INITIAL ISSUANCE.

No Shares will be issued upon the exercise of this Option unless and until the Company has determined that:

(a)          It and the Optionee have taken any actions required to register the Shares under the Securities Act or to perfect an exemption from the registration requirements thereof;

(b)          Any applicable listing requirement of any stock exchange or other securities market on which Stock is listed has been satisfied; and

(c)          Any other applicable provision of state, federal, or foreign law has been satisfied.

SECTION 8. RESTRICTIONS ON TRANSFER.

Regardless of whether the offering and sale of Shares under this Agreement have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions on the sale, pledge or other transfer of the Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, those restrictions are necessary or desirable to achieve compliance with the Securities Act, the securities laws of any state or any other law. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 8 is conclusive and binding on the Optionee and all other persons.

SECTION 9. MISCELLANEOUS PROVISIONS.

(a)          Income Tax Consequences. The Optionee acknowledges that the Company has advised him or her that there are income tax consequences related to the purchase of Shares by the Optionee and that the Company has recommended that he or she obtain independent advice on the tax consequences of the purchase of the Shares. The Optionee hereby releases and discharges the Company and its affiliates, directors, officers and agents from any and all responsibility or liability with respect to any tax consequences to the Optionee of his or her purchase or sale of the Shares of the Company purchased by the Optionee under the Plan or otherwise.

(b)          Notification Upon Disqualifying Disposition. With respect to any ISO granted under this Agreement, the Optionee agrees to notify the Company of any disposition of Shares issued pursuant to the exercise of the ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions) within ten days of such disposition.

(c)          Rights as a Shareholder. Neither the Optionee nor the Optionee’s representative has any rights as a shareholder with respect to any Shares subject to this Option prior to the date of issuance to the Optionee or the Optionee’s representative of a certificate or certificates for the Shares.

(d)          No Retention Rights. Nothing in this Agreement or in the Plan confers upon the Optionee any right to continue in the employ of the Company for any period of time or interferes with or otherwise restricts in any way the rights of the Company (or any Affiliate) or of the Optionee, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason.

(e)          Notices. Except as otherwise provided in this Agreement, all offers, notices and other communications given pursuant to this Agreement will be deemed to have been properly given if in writing and (a) hand delivered, (b) mailed, addressed to the appropriate party at the address of the party as shown at the beginning of this Agreement, postage prepaid, by certified or registered mail or by Federal Express or similar overnight courier service, or (c) sent by e-mail, facsimile or similar electronic transmission, with confirmation sent by way of one of the methods provided above. Either party may from time to time designate by written notice given in accordance with the provisions of this Section any other address or party to which such notice or communication or copies thereof must be sent.

(f)          Entire Agreement. This Agreement and the Plan constitute the entire contract between the parties hereto with regard to the grant and exercise of the Option. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the Option.

(g)          Choice of Law. This Agreement is governed by, and construed in accordance with, the laws in force in the State of New York.

IN WITNESS WHEREOF, the parties have executed this Agreement.

OPTIONEE:	COMPANY:

22nd CENTURY GROUP, INC
Signature

By:
Name of Optionee	Name:

Title: